Exhibit 99.6

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V71366-Z90026 For Against Abstain ! ! ! ! ! ! ACELYRIN, INC. 4149 LIBERTY CANYON ROAD AGOURA HILLS, CALIFORNIA 91301 ACELYRIN, INC. 1. To adopt the Agreement and Plan of Merger, dated February 6, 2025, among Alumis Inc., Arrow Merger Sub, Inc. and ACELYRIN, Inc., as may be amended from time to time. We refer to this proposal as the "ACELYRIN merger proposal." The Board of Directors recommends you vote FOR the following proposals: NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof. 2. To approve the adjournment from time to time of the ACELYRIN virtual special meeting, if necessary, to solicit additional proxies if there are not sufficient votes to approve the ACELYRIN merger proposal. We refer to this proposal as the "ACELYRIN adjournment proposal." Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. SCAN TO VIEW MATERIALS & VOTEw VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/SLRN2025SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

V71367-Z90026 Continued and to be signed on reverse side ACELYRIN, INC. SPECIAL MEETING OF STOCKHOLDERS MAY 13, 2025 9:00 AM PT PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The stockholder(s) hereby appoint(s) Mina Kim and Amar Murugan, or any of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of ACELYRIN, INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 9:00 a.m., Pacific Time on Tuesday May 13, 2025, virtually at www.virtualshareholdermeeting.com/SLRN2025SM, and any adjournments or postponements thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Please mark, sign, date, and return this proxy card promptly using the enclosed reply envelope. Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at www.proxyvote.com.